EXHIBIT 10.2

AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

Amendment No. 2 (“Amendment”) dated January 23, 2006 to Employment Agreement dated as of May 13, 2002, as amended (the “Employment Agreement”) by and between NuCO2 Inc. (“the Corporation”) and William Scott Wade (“Wade”).

WHEREAS, the Corporation and Wade are parties to the Employment Agreement; and

WHEREAS, the Corporation and Wade wish to amend the Employment Agreement to make certain modifications thereto;

NOW, THEREFORE, for Ten Dollars ($10) and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each of the parties, the Corporation and Wade hereby agree as follows:

1.	Paragraph 1.5 of the Employment Agreement shall be amended in its entirety to read as follows:

“1.5           The term of the Executive’s employment hereunder shall continue, except as otherwise provided herein, through May 31, 2007.”

2.	Except as herein provided, the Employment Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the Corporation and Wade have executed this Amendment to be executed this 23rd day of January 2006.

NUCO2 INC.		WILLIAM SCOTT WADE

By:	/s/ Michael E. DeDomenico	/s/ William Scott Wade
Name: Michael E. DeDomenico
Title: Chief Executive Officer